UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant To Rule 14a-11(c) or Rule 14a-12

SUPERCONDUCTOR TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2005
To Our Stockholders:
      The Annual Meeting of Stockholders of Superconductor Technologies Inc. will be held on Wednesday, May 25, 2005, at 11:00 a.m., Pacific Time, at 460 Ward Drive, Santa Barbara, California, the offices of the Company, for the following purposes:

1. To elect two Class 1 Directors to hold office until the year 2008 Annual Meeting or until their successors are elected and qualified;

2. To approve an amendment to the Certificate of Incorporation increasing the shares of the Company’s authorized common stock from one hundred twenty-five million (125,000,000) common shares to two hundred fifty million (250,000,000) common shares;

3. To approve a reverse stock split in a range of 1-for-2 to 1-for-10;

4. To approve amendments to the 2003 Equity Incentive Plan;

5. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2005; and

6. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.
      Only stockholders of record at the close of business on April 20, 2005 are entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of this date will be available during normal business hours for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to meeting at the offices of the Company.
      All stockholders are urged to attend the Annual Meeting in person or by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. The proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting.

By Order of the Board of Directors

Martin S. McDermut
Senior Vice President,
Chief Financial Officer and Secretary
Santa Barbara, California
April      , 2005

PROXY STATEMENT ANNUAL MEETING TO BE HELD ON MAY 25, 2005 460 Ward Drive Santa Barbara, California 93111-2310 (805) 690-4500
PROPOSAL ONE ELECTION OF CLASS 1 DIRECTORS
PROPOSAL TWO AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY
PROPOSAL THREE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ACCOMPLISH A REVERSE STOCK SPLIT
PROPOSAL FOUR APPROVAL OF AMENDMENTS TO THE 2003 EQUITY INCENTIVE PLAN
PROPOSAL FIVE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
DIRECTORS AND EXECUTIVE OFFICERS
VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
COMPENSATION COMMITTEE REPORT
FEES PAID TO INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
CERTAIN TRANSACTIONS
STOCK PRICE PERFORMANCE GRAPH
ANNEX A
AUDIT COMMITTEE CHARTER
ANNEX B
ANNEX C

PROXY STATEMENT

ANNUAL MEETING TO BE HELD ON MAY 25, 2005
460 Ward Drive
Santa Barbara, California 93111-2310
(805) 690-4500
      This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Superconductor Technologies Inc. (the “Company”) for use in connection with the Annual Meeting of Stockholders to be held on Wednesday, May 25, 2005, beginning at 11:00 a.m., Pacific Time, at the offices of Superconductor located at 460 Ward Drive, Santa Barbara, California 93111, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about April      , 2005.
INFORMATION CONCERNING SOLICITATION AND VOTING
Record Date
      Only holders of record of voting stock at the close of business on April 20, 2005 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had outstanding 107,711,026 shares of voting common stock.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.
Voting and Solicitation
      Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.
      Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company’s nominees for the Class 1 directors, (ii) FOR an increase in the Company’s shares of authorized common stock, (iii) FOR approval of a reverse stock split, (iv) FOR amendments to the Company’s 2003 Equity Incentive Plan and (v) FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2005. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.
      If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope.
      Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter or facsimile. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company has engaged InvestorCom, Inc. to assist in soliciting proxies. We expect to pay InvestorCom approximately $40,000 for these services.
Quorum; Abstentions; Broker Non-Votes
      The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.
      The Company believes that abstentions should be counted for purposes of determining both the presence and absence of a quorum for the transaction of business and the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal (other than the election of directors).
      Broker non-votes are shares held in street name for which a broker returns a proxy card but indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal requiring solely a majority of shares voted but will have the impact of a vote against for Proposals 2 and 3 which require the vote of a majority of outstanding shares.
Deadline for Receipt of Stockholder Proposals
      Any stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at Superconductor Technologies Inc., 460 Ward Avenue, Santa Barbara, California 93111 not later than December 1, 2005 in order to be considered for inclusion in our proxy materials for that meeting.

PROPOSAL ONE
ELECTION OF CLASS 1 DIRECTORS
      The Board of Directors currently consists of seven directors divided into three classes — Class 1 (Dr. Caren and Mr. Kaplan), Class 2 (Mr. Horowitz, Mr. Lockton and Mr. Shalvoy) and Class 3 (Mr. Carlson and Mr. Quiram) — with the directors in each class holding office for staggered terms of three years each or until their successors have been duly elected and qualified.
      M. Peter Thomas, our Chief Executive Officer and a director for nearly eight years, retired in March 2005 and was succeeded in both positions by Jeffrey A. Quiram. Dr. Caren, another long time director, also recently announced his intention to retire from the Board of Directors effective as of the date of the Annual Meeting. After consulting with the Governance and Nominating Committee, the Board of Directors decided to reduce the number of directors from its current seven members to six members and to reclassify the directors in accordance with the bylaws to maintain equal class sizing. All of these actions take effect as of the date of the Annual Meeting.
      The Class 1 Directors will be elected at this year’s Annual Meeting or any adjournments or postponements thereof. The nominees for election as the Class 1 Directors are Mr. Quiram and Mr. Shalvoy. The Class 1 Directors will serve until the year 2008 Annual Meeting or until their successors are elected and qualified. Assuming the nominees are elected, the Company will have six directors serving as follows:
           Class 1:     Jeffrey Quiram, Charles Shalvoy
           Class 2:     Dennis Horowitz, Martin Kaplan
           Class 3:     John Carlson, John Lockton
      The accompanying proxy grants to the holder the power to vote the proxy for substitute nominees in the event that any nominee becomes unavailable to serve as a Class 1 Director. Management presently has no knowledge that any nominee will refuse or be unable to serve as a Class 1 Director for the prescribed term.
Required Vote
      Directors are elected by a “plurality” of the shares voted. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, two directors). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election for directors. Broker non-votes also will not have any effect on the outcome of the election of the directors.
Board Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” MR.QUIRAM AND MR. SHALVOY.
Corporate Governance Policies and Practices
      The following is a summary of our corporate governance policies and practices:

•	A majority of the members of the Board are independent directors, as defined by NASDAQ. The Board has determined that all of our directors are independent, other than Messrs. Quiram and Shalvoy. Independent directors do not receive consulting, legal or other fees from Superconductor other than Board and Committee compensation.

•	All of our employees, officers and directors are subject to our Code of Business Conduct and Ethics Policy, which is available on the Company’s website at www.suptech.com. The ethics policy meets the requirements of NASDAQ, as well as the code of ethics requirements of the SEC. If any material provisions of our Code of Business Conduct and Ethics Policy are waived for our Chief Executive Officer or senior financial officers, or if any substantive changes are made to our policy, as they relate to any director or executive officer, we will disclose that fact on our website within five (5) business days. In addition, any other material amendment our code will be so disclosed.

•	The Board’s current policy is to separate the roles of Chairman of the Board and Chief Executive Officer.

•	The Audit, Compensation and Governance and Nominating Committees consist entirely of independent directors.

•	The Board reviews at least annually the Company’s business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions.

•	As part of our Code of Business Conduct and Ethics Policy, we have made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

Stockholder Communications with Directors
      Stockholders who want to communicate with the board or with a particular director may send a letter to the Secretary of the Company at Superconductor Technologies Inc., 460 Ward Avenue, Santa Barbara, California 93111. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential “will be forwarded unopened.
Board Meetings and Committees
      The Board of Directors held a total of 16 meetings during the year ended December 31, 2004. The Board of Directors has three standing committees — an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Current committee members are listed below, new committee members will be appointed at the Board of Directors meeting immediately following the Annual Meeting of Stockholders. Each committee has a charter which is available on the Company’s website at www.suptech.com. The Audit Committee revised its charter in May 2004, and a copy of its current charter is attached as Annex A.
      The functions of the Audit Committee are to recommend selection of independent public accountants to the Board of Directors, to review the scope and results of the year-end audit with management and the independent auditors, to review the Company’s accounting principles and its system of internal accounting controls and to review the Company’s annual and quarterly reports before filing with the Securities and Exchange Commission. The Audit Committee met 13 times during 2004. The current members of the Audit Committee are Robert P. Caren, Ph.D., John F. Carlson, Dennis J. Horowitz (Chairman), and John D. Lockton. The Board of Directors has determined that all members of the Audit Committee are independent directors under the rules of the SEC and the listing standards of NASDAQ. The Board of Directors has determined that John F. Carlson is a “financial expert” who is independent of management in accordance with the applicable regulations.
      The Compensation Committee reviews and approves salaries, bonuses and other benefits payable to the executive officers and administers the 2003 Equity Incentive Plan. The Compensation Committee is specifically responsible for determining the compensation of the Chief Executive Officer. The Compensation Committee met 7 times during 2004. The current members of the Compensation Committee are Robert P. Caren, Ph.D, John F. Carlson (Chairman), Dennis J. Horowitz and Martin A. Kaplan. The Board of Directors has determined that all members of the Compensation Committee are independent directors under the rules of the SEC and the listing standards of NASDAQ.

      The Governance and Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies. The current members of the Nominating Committee are Martin A. Kaplan (Chairman), John F. Carlson and John D. Lockton. The Governance and Nominating Committee met four times in 2004.
      The Governance and Nominating Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of the Board members to be re-nominated, the Nominating Committee recommends to the Board whether those individuals should be re-nominated.
      On at least an annual basis, the Governance and Nominating Committee reviews with the Board whether it believes the Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If the Board determines that a new member would be beneficial, the Governance and Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Governance and Nominating Committee (or its chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Governance and Nominating Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Governance and Nominating Committee may recommend to the Board the election or nomination of a candidate.
      Candidates for independent Board members have typically been found through recommendations from directors or others associated with the Company. Stockholders may also recommend candidates by sending the candidate’s name and resume to the Governance and Nominating Committee under the provisions set forth above for communication with the Board. The deadline to submit recommendations for nominees for election to the Board at the Company’s 2006 Annual Meeting of Stockholders is December 1, 2005.
      The Governance and Nominating Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as, independence; experience at the corporate, rather than divisional, level in multi-national organizations larger than the Company; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, the Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board and the perceived needs of the Company. In recent years, for example, The Company has sought a nominee with significant financial expertise and a nominee with significant relevant operating experience. The Governance and Nominating Committee believes that it is necessary for at least one independent Board member to possess each of these skills. However, during any search the Governance and Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates.
      No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during 2004, and (ii) the total number of meetings held by all committees of the Board of Directors during 2004 on which such person served.
Non-Employee Director Compensation
      The Board of Directors maintains a written compensation policy for its non-employee directors. The following summarizes the compensation policy for board service:

	Annual Retainer(1)		Meeting Fees(2)

	Cash	Options(3)	Cash	Options

Chairman of the Board	$20,000	20,000	$4,000	0
Other Non-Employee Directors	$10,000	15,000	$2,000	0
New Director (First Year)(4)	NA	25,000	NA	NA

1.	The annual retainer is paid quarterly and requires the director attend at least 75% of the board meetings.

2.	Meeting fees are paid per meeting attended.

3.	Directors receive annual stock option grants on the date of each annual meeting. These options vest in two equal annual installments on each anniversary of the grant date.

4.	New directors receive an initial stock option grant for 25,000 shares of common stock on the date they join the Board. The option vests in four equal annual installments on each anniversary of the grant date.
      The Board of Directors provides additional compensation for service on its standing committees — Audit Committee, Compensation Committee and Governance and Nominating Committee. These committees consist entirely of independent, non-employee directors. The following summarizes the compensation policy for committee service:

	Annual Retainer(1)		Meeting Fees(2)

	Cash	Options	Cash	Options(3)

Audit Committee Chairman	$5,000	0	$0	4,000
Compensation Committee Chairman	$3,000	0	$0	4,000
Governance and Nominating Committee Chairman	$3,000	0	$0	4,000
Other Committee Members	$0	0	$0	2,000

1.	The annual retainer is paid quarterly.

2.	Meeting fees are paid per committee meeting attended.

3.	Options are granted on the date of each committee meeting. These options vest in two equal annual installments on each anniversary of the grant date.
      Non-employee directors do not receive compensation from the Company other than as a director or as committee member. There are no family relationships between directors and executive officers of the Company.
PROPOSAL TWO
AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION
INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY
      The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation (“Certificate”) to increase the number of authorized shares of common stock of the Company to a total of two hundred fifty million (250,000,000) shares (the “Amendment”). The authorized common stock of the Company, prior to the approval of the Amendment, consisted of one hundred twenty-five million (125,000,000) shares. The authorized preferred stock of the Company consists of two million (2,000,000) shares and will not be affected by the Amendment. As of March, 16, 2005, the Company had 107,711,026 shares of common stock outstanding and 16,295,806 shares reserved for issuance upon exercise of outstanding option and warrants. Therefore, the Company had only 111,874 shares available for issuance as of that date.
      The proposed additional shares may be used in connection with possible stock splits or dividends, acquisitions, equity financings, management incentive and employee benefit plans, investments and for other purposes. At this time, the Board has not decided whether or when to undertake a stock split or the number of shares it would issue with respect to each outstanding share if it undertakes a split, and the Company has no present plans, understandings, or agreements for the issuance or use of the proposed additional shares of common stock in acquisitions or otherwise, but expects to explore potential acquisitions from time to time as opportunities arise. The Board of Directors believes that the proposed increase is desirable so that, as the need arises, the Company will be able to issue the shares of common stock without the expense and delay of a special stockholders’ meeting.

      Authorized but unissued shares of the Company’s common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s stockholders, except as otherwise required by Delaware law or the rules of the Nasdaq Stock Market.
      If Proposal 2 is adopted, it will become effective upon filing of a Certificate of Amendment to the Company’s Certificate of Incorporation.
Vote Required
      Proposal 2 requires the affirmative vote of a majority of the outstanding common stock. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will have the effect of voting “against” the proposal to increase the authorized common stock.
Board Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION.
PROPOSAL THREE
AMENDMENT TO THE COMPANY’S CERTIFICATE OF
INCORPORATION TO ACCOMPLISH A REVERSE STOCK SPLIT
Introduction
      The Board of Directors has unanimously approved and recommended to the stockholders an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split ranging from a one-for-two (1:2) to one-for-ten (1:10) stock exchange, with the exact ratio to be determined within this range by the board of directors if and when it elects to effect a reverse stock split. If this Proposal 3 is approved, the Board of Directors may effect the reverse stock split within one year of the date of the meeting without further stockholder approval. However, even if this Proposal 3 is approved, the Board of Directors may decide not to effect a reverse stock split at all if it determines that a reverse stock split is not an effective course of action to achieve corporate objectives. This proposal is independent of the increase in authorized stock described in Proposal 2. The reverse stock split will be effected by reducing the number of outstanding shares of common stock by the chosen ratio, but will not increase the par value of the common stock and will not reduce the number of authorized shares of common stock. The Company will pay cash in lieu of any fractional shares resulting from the reverse stock split. The proposed form of amendment to the Certificate to implement the reverse stock split is attached to this proxy statement as Annex B.
Reasons for the Reverse Stock Split
      The Company’s common stock is listed on The NASDAQ National Market which has a continued listing requirement of $1.00 per share. The common stock is currently trading significantly below $1.00 per share. The Company expects to receive a de-listing notice from the NASDAQ Stock Market in the near future because its common stock will have traded at less than $1.00 for more than 30 consecutive trading days. In that event, the Company will have 180 calendar days to regain compliance with the $1.00 minimum price requirement. The Company can regain compliance if the bid price of the common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days before the end of the 180-day grace period. The reverse stock split is one method for achieving this goal. The Company values its listing on The NASDAQ National Market and would most likely implement the reverse split if necessary to maintain its listing.
      The Company also believes that the low market price of the common stock impairs its acceptability to important segments of the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the reputation of a company in the financial community. However, in practice, this is not necessarily the case, as many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Certain states also impose additional regulations or restrictions on stocks trading at less than certain prices, typically $2.00 to $5.00.
      The Company believes that the low market price of the common stock has reduced the effective marketability of those shares because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. Finally, the internal guidelines of many institutional investors prohibit the purchase of stock trading below certain minimum prices, typically $1.00 to $5.00.
      In order to provide maximum flexibility, the Company is submitting this proposal with a range of exchange ratios. The need for the broad range is due to the volatility of the stock price which ranged from a high of $1.67 to a low of $0.67 during the last six months of 2004.
      Although there can be no assurance that the per share price of the common stock after the reverse stock split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the reverse stock split is intended to result in a price level that will increase investor interest and eliminate the resistance of certain brokerage firms and institutional investors. In determining whether to implement the reverse stock split and selecting the exchange ratio, the Company’s Board of Directors will consider factors such as:

•	The status of the common stock listing on The NASDAQ National Market;

•	The then prevailing trading price and trading volume for the common stock;

•	The anticipated impact of the reverse stock split on the trading price of the common stock; and

•	Prevailing general market and economic conditions.
      The Board of Directors will have sole discretion as to the exact timing and precise exchange ratio of the reverse stock split for one year following the date of the annual meeting and within the range of ratios specified in this Proposal 3. The Board of Directors may also determine that the reverse stock split is no longer in the best interests of the Company and decide to abandon the reverse stock split, at any time before, during or after the meeting and prior to its effectiveness, without further action by the stockholders.
Principal Effects

Common Stock
      As of March 16, 2005, the Company had 107,711,026 shares of common stock issued and outstanding. Immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a one-for-five reverse stock split, the Company would have 21,542,206 shares of common stock issued and outstanding (without giving effect to the elimination of any fractional shares). The actual number of shares outstanding will depend on the ratio set for the reverse stock split. The reverse stock split will not affect any stockholder’s proportionate equity interest in the Company, subject to the provisions for the elimination of fractional shares.

Effect on Warrants
      As of March 16, 2005, the Company had reserved 6,441,398 shares of common stock for the exercise of outstanding warrants. All of the outstanding warrants include provisions for adjustments in the number of shares covered thereby, and the exercise price thereof, in the event of a reverse stock split. Based on the number of shares of common stock currently reserved for issuance upon exercise of all outstanding warrants, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a one-for-five reverse stock split, the Company would have 1,288,280 shares of common stock reserved for issuance upon exercise of outstanding warrants (without giving effect to the elimination of any fractional shares). Each of the outstanding warrants would thereafter evidence the right to purchase twenty percent of the shares previously covered thereby, and the exercise price per share would be five times the previous exercise price.

Effect on Stock Options
      As of March 16, 2005, the Company had reserved 10,315,168 shares of common stock for outstanding options and future grants under its stock option plans. For illustrative purposes, if a one-for-five reverse stock split is approved and affected, the terms of the outstanding options and shares of common stock remaining available for grant of stock options will be equitably adjusted such that there would be reserved for outstanding options and future grants a total of 2,063,034 shares of common stock. In addition, the exercise price per share for each outstanding option would be increased to five times the previous exercise price, so that the aggregate exercise price payable by the optionee to the Company would remain the same. In addition, the number of shares of common stock which remain available for issuance under the Company’s stock option plans will be reduced by the same ratio as the reverse stock split.

Effect on Authorized Shares
      The reverse stock split will not affect the number of authorized shares of capital stock, and, therefore, will have the effect of an increase in the number of authorized but unissued shares of common stock. The effect of an increase in the authorized shares of common stock is discussed under Proposal 2.
Exchange of Stock Certificates and Elimination of Fractional Share Interests
      As soon as practicable after filing the Certificate of Amendment effecting a reverse stock split with the Secretary of State of Delaware, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the reverse stock split. However, if permitted, the Company may elect to affect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates. Stockholders should NOT send their stock certificates now. You should send them only after you receive instructions from us or our exchange agent.
      No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establish to the Company’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.
      Stockholders will not be entitled to receive fractional shares in connection with the reverse stock split. In lieu of fractional shares, stockholders will receive, upon surrender of the relevant stock certificate(s), the value of the fractional interest to which such stockholder is entitled, based upon the fair market value of the common stock on the date the Certificate of Amendment is filed.
Federal Income Tax Consequences
      The following discussion is a summary of certain federal income tax consequences of the reverse stock split to the company effecting the split and to holders of common stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code, including, without limitation, holders of preferred stock or warrants, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our stock pursuant to the exercise of compensatory stock options or otherwise as compensation.
      The Company has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. The following summary does not address the tax consequences of the reverse stock split under foreign, state, or local tax laws. Accordingly, each stockholder should consult his, her or its tax advisor with respect to the particular tax consequences of the reverse stock split to such holder.
      The federal income tax consequences for a stockholder pursuant to the reverse stock split will be as follows:

•	The stockholder should not recognize any gain or loss for federal income tax purposes (except for cash, if any, received in lieu of a fractional share of common stock);

•	The stockholder’s aggregate tax basis of the common stock received pursuant to the reverse stock split, including any fractional share of the common stock not actually received, should be equal to the aggregate tax basis of such holder’s common stock surrendered in the exchange;

•	The stockholder’s holding period for the common stock received pursuant to the reverse stock split should include such holder’s holding period for the common stock surrendered in the exchange;

•	Cash payments received by the stockholder for a fractional share of common stock generally should be treated as if such fractional share had been issued pursuant to the reverse stock split and then redeemed by us, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share; and

•	The company declaring the split should not recognize gain or loss as a result of the reverse stock split.
No Appraisal Rights
      Stockholders have no rights under Delaware law or under the Company’s charter documents to exercise dissenters’ rights of appraisal with respect to the reverse stock split.
Vote Required
      Proposal 3 requires the affirmative vote of a majority of the outstanding common stock. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will have the effect of voting “against” the proposal for a reverse stock split.
Board Recommendation
      THE BOARD OF DIRECTOR RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT.
PROPOSAL FOUR
APPROVAL OF AMENDMENTS TO THE 2003 EQUITY INCENTIVE PLAN
      The Company believes that officers and other key employees should have a significant stake in the Company’s stock price performance under programs which link compensation to shareholder return. As a result, stock option grants and other equity incentives are an integral part of the Company’s compensation program. The Company presently has a single plan for granting equity incentives — the 2003 Equity Incentive Plan. The plan has an aggregate limit of 6,000,000 million shares of common stock for all awards and related sublimits on awards to a single person and on certain types of equity awards.
      As of March 16, 2005, the Company had less than 112,000 shares of common stock remaining under the plan for future equity grants. Therefore, the Company is requesting that the stockholders authorize an increase in the total shares available for grants under the 2003 Equity Plan from 6,000,000 shares of common stock to 12,000,000 shares of common stock. The Company is also requesting a corresponding increase in the related sublimits under the plan. There were approximately 69 million shares outstanding when the shareholders originally approved the 2003 Equity Plan. There are currently in excess of 107 million shares outstanding — an increase of approximately 55%. This increase has dramatically reduced the effective limit and related sublimits of the plan as a percentage of the outstanding shares.
      The Board of Directors adopted amendments to the 2003 Equity Incentive Plan on March 23, 2005 to increase the aggregate limit and related sublimits. The amendments are subject to approval of the stockholders at the Annual Meeting. The following table summarizes the proposed changes to the 2003 Equity Plan:

	Current Limit	Proposed Limit
Plan Limit or Sublimit	(shares)	(shares)

Maximum number of shares available for issuance of all awards to all participants (Section 4.1.1)	6,000,000	12,000,000
Maximum number of shares available for awards of restricted stock, performance units and performance shares (Section 4.1.2)	1,800,000	3,600,000
Maximum number of shares available for options and SARs to a single participant in one year (Section 4.1.3):
First year of service	1,200,000	2,400,000
Subsequent years of service	600,000	1,200,000
Maximum number of shares available for all types of awards to a single participant in one year (Section 4.1.4):
First year of service	1,200,000	2,400,000
Subsequent years of service	600,000	1,200,000
Interests of Certain Persons in this Proposal
      The Company signed an employment agreement in March 2005 with Jeffrey A. Quiram, its new President and Chief Executive Officer and a member of the Board of Directors. Under the terms of the employment agreement, the Company immediately granted Mr. Quiram a stock option to purchase 1,200,000 shares of common stock — the current maximum annual limit under Sections 4.1.3 and 4.1.4 of the 2003 Equity Incentive Plan for a new employee in his first year of service. The Company is obligated to grant Mr. Quiram an additional stock option for another 1,200,000 shares of common stock on the date of the Annual Meeting for a total option package of 2,400,000 shares of common stock — the proposed new maximum annual limit for a new employee in his first year of service. If the stockholders decline to approve the proposed increases in the plan limits, the Company will grant options to Mr. Quiram (priced with a per share exercise price equal to the fair market value of the common stock on the date of the Annual Meeting) as and when additional options become available under the plan as a result of the expiration and forfeiture of other stock options outstanding under the plan until is has fulfilled its obligations to Mr. Quiram under the employment agreement. Under those circumstances, the Company will not be permitted to grant stock options to any other person until it has fulfilled its obligations to Mr. Quiram.
      Proposal 4 also impacts the Board of Directors. If Proposal 4 is not approved, the terms of Mr. Quiram’s employment agreement (described above) would prevent the Company from making its annual stock option grants to the non-employee directors on the date of the 2005 Annual Meeting. Under its compensation policy for non-employee directors, the Company grants options annually for 20,000 shares to the Chairman of the

Board and 15,000 shares to each of the other non-employee directors. If Proposal 4 is approved, the Company would proceed with the 2005 annual options to the non-employee directors. The 2005 annual director grants will consist of options covering an aggregate of 80,000 shares of common stock.
Description of the 2003 Equity Incentive Plan
      The following summarizes the essential features of the 2003 Equity Incentive Plan as amended (the “Plan”). The summary is qualified in its entirety by reference to the full text of the amended plan which is attached to this Proxy Statement as Annex C.

Eligibility
      The Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock awards, performance unit awards and performance share awards (collectively, “Awards”) to key employees, directors and consultants of the Company and its subsidiaries. As of March 18, 2005, there were approximately 130 employees, directors and consultants eligible to receive awards under the Plan.

Purpose
      The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of participating employees, directors and consultants to those of the Company’s stockholders and by providing such employees and consultants with an incentive for outstanding performance. The 2003 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participating employees and consultants upon whose judgment, interest and special efforts the Company is largely dependent for the successful conduct of its operations.

Administration
      The 2003 Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

Available Shares; Limitations on Awards
      Subject to adjustments described below, no more than twelve million (12,000,000) shares of Common Stock may be issued in the aggregate under the Plan. No further awards will be made under any old option plans. If awards are granted under the Plan and subsequently expire or are forfeited to the Company, the shares of Common Stock underlying those awards will be available for reissuance. No plan participant may be awarded more than on million two hundred thousand (1,200,000) options and appreciation rights, in the aggregate, under the Plan during any calendar year, except that during a participant’s initial year of service, such maximum shall be two million four hundred thousand (2,400,000). No participant may receive non-option awards of more than one million two hundred thousand (1,200,000) shares during any calendar year, except that during a participant’s initial year of service, such maximum shall be two million four hundred thousand (2,400,000).

Options
      Plan participants may receive options to purchase shares of common stock for an exercise price fixed on the date of the grant. The exercise price may not be less than the fair market value of the common stock on the date of the grant. Grants of option rights under the Plan may be incentive stock options or non-qualified stock options. An incentive stock option is an option that is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code. A plan participant may pay the exercise price of an option in cash, by check, or by the transfer of shares of unrestricted common stock owned for a period of time acceptable to the plan committee and having a value at the time of exercise equal to the exercise price, by any other consideration the plan committee may deem appropriate, or by a combination thereof. The Committee shall determine the vesting schedule and requirements for continuous service associated with each grant of options and may provide for earlier vesting under specified circumstances. The vesting or exercise of option rights may be subject to the optionee or the Company achieving management objectives. No incentive options shall be exercisable more than 10 years after the date of grant.

Stock Appreciation Rights
      The Plan permits the grant of three types of SARs: Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. An Affiliated SAR is an SAR that is granted in connection with a related option and which will be deemed to automatically be exercised simultaneously with the exercise of the related option. A Freestanding SAR is an SAR that is granted independently of any options. A Tandem SAR is an SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled).
      The Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs. However, the grant price must be at least equal to the fair market value of a share of the Company’s common stock on the date of grant in the case of a Freestanding SAR and equal to the option price of the related option in the case of an Affiliated or Tandem SAR.

Restricted Stock Awards
      The Plan permits the grant of restricted stock awards which are restricted Common Stock bonuses that vest in accordance with terms established by the Committee. The Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), and/or restrictions under applicable federal or state securities laws. The Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.

Performance Unit/ Share Awards
      The Plan permits the grant of performance unit and performance share awards which are bonuses credited to an account established for the recipient and payable in cash, Common Stock, or a combination thereof. Each performance unit has an initial value that is established by the Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of the Company’s Common Stock on the date of its grant. The number and/or value of performance unit/shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Committee are satisfied. After a performance unit/share award has vested, the recipient will be entitled to receive a payout of the number of performance unit/shares earned by the recipient, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee also may waive the achievement of any performance goals for such performance units/shares. Subject to the applicable award agreement, performance units/shares awarded to recipients will be forfeited to the Company upon the earlier of the recipient’s termination of employment or the date set forth in the award agreement.

Term
      No grants of incentive stock options may be made under the Plan after March 20, 2013. All awards made under the Plan that remain outstanding subsequent to that date shall continue to be governed by the terms of the Plan.

Nontransferability of Awards
      Awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Plan Benefits
      As the grant of awards under the Plan is discretionary, it is impossible to determine the amount and terms of such future grants under the Plan.

Prohibition on Repricings
      The Committee may not lower the exercise price of outstanding option rights without the approval of the Company’s stockholders.

Adjustments
      The maximum number of shares of common stock which may be awarded under the Plan, and the number of shares and price per share applicable to any outstanding award, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations of the Company.

Market Value of Underlying Securities
      Common Stock underlies all of the options and rights to be awarded under the Plan. The market value of the common stock at the close of trading on March 18, 2005 was $0.69 per share.

Federal Tax Aspects
      The following is a summary of certain federal income tax consequences relating to awards under the Plan, based on federal income tax laws currently in effect. This summary is not intended to and does not describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option right or shares of common stock purchased or granted pursuant to, or any other award granted under, the Plan and does not describe any state, local or foreign tax consequences.

Tax Consequences to Participants
      Incentive Stock Options. A plan participant will not recognize income upon the grant of an option intended to be an incentive stock option. Furthermore, a plan participant will not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements although the exercise may be subject to alternative minimum tax. To satisfy the employment requirement, a plan participant must exercise the option not later than three (3) months after he or she ceases to be an employee of the Company and its subsidiaries (one (1) year if he or she is disabled). To satisfy the holding period requirement, a plan participant must hold the shares acquired upon exercise of the incentive stock option for more than two (2) years from the grant of the option and more than one (1) year after the shares are transferred to him or her. If these requirements are satisfied, the plan participant will be taxed on the difference between his or her basis in the shares and the net proceeds of the sale at capital gain rates on the sale of the shares.
      If a plan participant disposes of shares of Common Stock acquired upon the exercise of an incentive stock option without satisfying the holding period requirement, the plan participant will usually recognize ordinary income at the time of disposition equal to the amount of the difference between the fair market value of the stock on the date the option is exercised and the exercise price of the option.
      Non-Qualified Stock Options. In general, a plan participant will not recognize income at the time an option is granted. At the time of exercise of the option, he or she will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of exercise. At the time of the sale of the shares of Common Stock acquired pursuant to the exercise of an option, appreciation in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain, and depreciation in value will be treated as short-term or long-term capital loss, depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if the participant has satisfied applicable holding period requirements.
      Stock Appreciation Rights. A plan participant will not recognize income upon the grant of a stock appreciation right. In general, a participant will recognize ordinary income at the time he or she receives payment on a stock appreciation right in the amount of the payment.
      Restricted Shares. In general, a plan participant will not recognize ordinary income upon receipt of restricted shares. The plan participant will recognize ordinary income when the shares are transferable by the plan participant or are no longer subject to a substantial risk of forfeiture, whichever occurs first. At such time, the plan participant will recognize ordinary income in an amount equal to the current fair market value of the shares. A plan participant may, however, elect to recognize ordinary income when the restricted shares are granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. Any appreciation in the value of the shares after the date the shares become transferable or are no longer subject to substantial risk of forfeiture, or after the participant has made the election referred to in the preceding sentence, if applicable, will be treated as either short-term or long-term capital gain, and any depreciation in value will be treated as either short-term or long-term capital loss, depending upon how long the shares have been held.
      Performance Units. A plan participant will not recognize income upon the grant of performance units. In general, a plan participant will recognize ordinary income at the time he or she receives payment with respect to performance units in the amount of the payment.

Tax Consequences to the Company
      To the extent that a plan participant recognizes ordinary income as described above, the Company, or its subsidiary for which the plan participant performs services, will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.
Vote Required
      Proposal 4 requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have effect of voting “against” the proposal, but broker non-votes will not have any effect on the outcome of this proposal.
Board Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2003 EQUITY INCENTIVE PLAN.
PROPOSAL FIVE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2005. The Audit Committee is submitting its selection to the shareholders for ratification. PricewaterhouseCoopers has served as the Company’s auditor since 1997 and has no financial interest of any kind in the Company except the professional relationship between auditor and client. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting, will be afforded an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by stockholders.

Required Vote
      Proposal 5 requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have effect of voting “against” the proposal, but broker non-votes will not have any effect on the outcome of this proposal. In the event the stockholders do not approve this proposal, the Audit Committee will reconsider the appointment of PricewaterhouseCoopers LLP as the independent auditors.
Board Recommendation
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth certain information regarding those individuals currently serving as the directors (or nominated to serve as a director) and executive officers of the Company:

Name	Age	Principal Occupation

John D. Lockton(1)(3)	67	Chairman of the Board of the Company, Managing Director of IPWireless, Inc.
Robert P. Caren, Ph.D.(1)(2)	72	Retired Corporate Vice President, Science and Engineering, Lockheed Corporation
John F. Carlson(1)(2)(3)	66	Retired Chairman and Chief Executive Officer, Cray Research, Inc.
Dennis J. Horowitz(1)(2)	58	Chairman, President, Chief Executive Officer and Director of Wolverine Tube, Inc.
Martin A. Kaplan(2)(3)	67	Chairman of the Board of JDS Uniphase, Inc., retired Executive Vice President Pacific Telesis Group
Charles E. Shalvoy	56	Chairman, Chief Executive Officer of Canesta, Inc.
Jeffrey A. Quiram	44	President, Chief Executive Officer and Director
William J. Buchanan	56	Controller, Chief Accounting Officer
Robert B. Hammond, Ph.D.	56	Senior Vice President, Chief Technology Officer
Robert L. Johnson	54	Senior Vice President, Operations
Henry A. Macchio	65	Vice President Sales and Marketing
Martin S. McDermut	54	Senior Vice President, Chief Financial Officer, and Secretary

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of Governance and Nominating Committee
      John Lockton joined our Board of Directors in December 1997 and was named Chairman of the Board effective January 1, 2001. Mr. Lockton is a founder, initial chairman and is now managing director of IPWireless, Inc., a wireless internet access and IP telephony service provider of 3G technology. From August 1991 to March 1998, he was President, Chief Executive Officer and a director of International Wireless Communications, Inc. (“IWC”), an operator of cellular systems and from March 1998 until June 1998 he served IWC as Vice-Chairman and a director. From May 1990 to August 1991 he was Managing Partner of Corporate Technology Partners, a joint-venture with Bell Canada Enterprises. In 1988, Mr. Lockton founded Cellular Data, Inc., a cellular wireless data technology company, and Star Associates, Inc., a cellular radio RSA company. He founded and was a director of Interactive Network, Inc., a wireless-based television company, and was Chairman of that company’s Board of Directors until December 1994. From 1983 to 1987 Mr. Lockton was Executive Vice President of Pacific Bell (now part of SBC Communications). From 1980 to

1983 he was President of Warner Amex (now Time Warner) Cable Television, Inc. From 1968 to 1980 Mr. Lockton held various senior positions at Dun & Bradstreet. Mr. Lockton is the primary inventor of a patented wireless technology for Personal Communication Services (PCS). Mr. Lockton is a graduate of Yale University (Phi Beta Kappa), Harvard Law School, and holds an Executive M.B.A. from Columbia University.
      Robert P. Caren, Ph.D., has served on both our Board of Directors and our Technical Advisory Board since January 1988. Dr. Caren served as Corporate Vice President, Sciences and Engineering, for Lockheed Martin Corporation from 1988 to 1995, when he retired. He is a fellow of the American Institute of Aeronautics and Astronautics, American Astronautics Society and the American Association for the Advancement of Science. He is also a member of the National Academy of Engineering, a member of the California Council on Science and Technology, and past Chairman of the Research Division of the Defense Preparedness Association. Dr. Caren holds a Ph.D., M.S. and B.S. in physics from Ohio State University. He is a member of the Board of Directors of Litex Inc. and Hawkeye Enterprises.
      John F. Carlson joined the Company’s Board in January 2004. Mr. Carlson served as Chairman and Chief Executive Office of Cray Research, Inc. from 1993 to 1995. From 1991 to 1993 he served as Cray’s President and Chief Operating Officer and from 1982 to 1991 he served as Executive Vice President and Chief Financial Officer. Mr. Carlson joined Cray in 1976. From 1964 to 1976, he was with the accounting and consulting firm of KPMG Peat Marwick LLP. Mr. Carlson serves as a director of World Heart Corporation. Mr. Carlson is a Certified Public Accountant, and holds a B.S. in Business Administration from St. Mary’s College.
      Dennis J. Horowitz has served on our Board of Directors since June 1990. Mr. Horowitz is currently Chairman, President, Chief Executive Officer and Director of Wolverine Tube, Inc., a manufacturer and distributor of copper and copper alloy tube. From September 1994 to April 1997, he served as Corporate Vice President and President of the Americas of AMP Incorporated, an interconnection device company. From October 1993 to August 1994, Mr. Horowitz served as President and Chief Executive Officer of Philips Technologies, a Philips Electronics North America company. From April 1990 to September 1993, he served as President and Chief Executive Officer of Philips Components, Discrete Products Division. From 1988 to 1990, he served as President and Chief Executive Officer of Magnavox CATV, and from 1980 to 1988 was involved in the general administration of North American Philips Corporation. Mr. Horowitz holds an M.B.A and a B.A. in economics from St. John’s University.
      Martin A. Kaplan was appointed to the Company’s Board in December 2002 concurrent with the Conductus merger. Mr. Kaplan served as a director of Conductus from 1996 to the closing of the merger transaction. Since May 2000, Mr. Kaplan has served as Chairman of the Board of JDS Uniphase, Inc., a telecommunications equipment company. Mr. Kaplan also serves as a director of Tekelec and Redback Networks Inc. In a career spanning forty years, Mr. Kaplan served as Executive Vice-President of Pacific Telesis Group, which became a subsidiary of SBC Communications in 1997, from 1986 until May 2000, as President, Network Services Group of Pacific Bell, and its successor, Pacific Telesis, and in various other senior management positions. Mr. Kaplan earned a B.S. in engineering from California Institute of Technology.
      Charles E. Shalvoy has served as a member of the Board of Directors since the closing of the Conductus transaction in December 2002. He is now Chairman and Chief Executive Officer of Canesta, Inc. He has served as a consultant to the Company since May 2003. He was President, Chief Executive Officer and Director of Conductus from June 1994 to May 2003. From 1988 to 1994, he was President and Chief Operating Officer of Therma-Wave, Inc., a manufacturer of semiconductor production equipment. Prior to that he was employed by Aehr Test Systems, Emerson Electric Corp. and Raychem Corporation in a variety of senior management positions. Mr. Shalvoy holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from Stanford University.
      Jeffrey A. Quiram was appointed as director, President and Chief Executive Officer effective March 15, 2005. Mr. Quiram joined us for a transition period which began February 17, 2005. Mr. Quiram was most recently Vice President of the business wireless unit of ADC Telecommunications. Mr. Quiram was at ADC from 1991-2004 in a variety of management roles. Mr. Quiram has a BS in Quantitative Methods and Computer Science from College of St. Thomas, and an MBA from University of Minnesota.
      William J. Buchanan has served as Controller since June 2000. Mr. Buchanan joined the company in January 1998 and has served in various accounting positions prior to becoming the Controller. For 16 years prior to joining the company, he was a self-employed private investor and investment advisor. For the nine years prior to that, he served in various executive and accounting positions with Applied Magnetics Corp and Raytheon Co. Mr. Buchanan holds a B.A. in Economics from California State University, Fresno.
      Robert B. Hammond, Ph.D., has served as Senior Vice President and Chief Technical Officer since December 1992. Dr. Hammond served as Vice President of Technology, and Chief Technical Officer, until August 1990. He has also served as Secretary from October 1999 to 2002. From May 1991 to December 1991, and July 1992 to December 1992, he served as Acting Chief Operating Officer. From December 1987 to August 1990, he served as Program Manager. Dr. Hammond also serves on our Technical Advisory Board. For over eleven years prior to joining us, he was at Los Alamos National Laboratory, most recently as Deputy Group Leader of Electronics Research and Development — a group that performs research, development, and pilot production of solid-state electronics and optics. Dr. Hammond received his Ph.D. and M.S. in applied physics and his B.S. in physics from the California Institute of Technology.
      Robert L. Johnson is Senior Vice President, Operations. Mr. Johnson joined the Company in April 2000 as Vice President of Wireless Manufacturing. From 1996 to early 2000, Mr. Johnson was the Director and General Manager of Schlumberger ATE. From 1990 to 1996, he served as Vice President and General Manager of Harman International Industries. Mr. Johnson majored in industrial engineering at Arizona State University.
      Henry A. Macchio was appointed Vice President Sales and Marketing in January 2005. Mr. Macchio has served as a marketing consultant to the Company since July 2004. Mr. Macchio is President and founder of Trilogy Enterprises LLC, a firm formed in April 2003 to focus on Mergers and Acquisitions, Business Development, and Intellectual Property Licensing opportunities in the wireless communication field. For the five years prior to forming Trilogy, Mr. Macchio was CEO of Wi-LAN Technologies Inc., and Chief Sales and Marketing Officer of Wi-LAN Inc. of Calgary Alberta. Wi-LAN Technologies designed and marketed broadband wireless Internet access products. Mr. Macchio joined the company as President and CEO in 1998, when the company was privately held and known as Utilicom, and participated in the sale of Utilicom to Wi-LAN in 2001. For the prior twenty years, Mr. Macchio has been a senior executive in the telecommunications industry holding such positions as VPGM ComStream Satellite Networks, VP Engineering at Hughes Network Systems and VP Marketing at ITT Telecom. Mr. Macchio has Bachelors and Masters Degrees in Electronics Engineering from Manhattan College and New York University, and has completed extensive pre-Doctoral work in Operations Research, also at New York University.
      Martin S. McDermut is Senior Vice President, Chief Financial Officer and Secretary. Mr. McDermut joined the Company in February 2000 as Chief Financial Officer, Vice President of Finance and Administration. From September 1996 to February 2000, Mr. McDermut was Vice President of Finance and Administration, Secretary, and Chief Financial Officer of International Remote Imaging Systems, Inc. — a medical technology firm. From 1994 to August 1996, he held similar positions in other start-up and early-stage entities. From 1975 to 1993, he was with the accounting and consulting firm of Coopers & Lybrand L.L.P., becoming a partner in 1988. From 1990 to 1993, Mr. McDermut practiced in the firm’s Los Angeles Entrepreneurial Advisory Services Group and was named its head in 1992. Mr. McDermut is a Certified Public Accountant, and holds an M.B.A. in Finance and Accounting from the University of Chicago, and a B.A. in Economics from the University of Southern California.

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
      The following table sets forth the beneficial ownership of the Company’s common stock as of March 30, 2005, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s common stock, (ii) by each director, (iii) by each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table,” and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

	Number of
Name	Shares		Percentage Ownership

Kopp Investment Advisors, LLC	6,536,400	(1)	6.1%
7701 France Avenue South, #500
Edina, MN 55435
Jeffrey A. Quiram	0		*
Charles E. Shalvoy	535,539	(2)	*
Robert L. Johnson	535,474	(3)	*
Martin S. McDermut	382,942	(4)	*
Robert B. Hammond	403,176	(5)	*
Dennis J. Horowitz	145,921	(6)	*
Robert P. Caren	180,321	(7)	*
John D. Lockton	135,971	(8)	*
Martin A. Kaplan	52,530	(9)	*
John F. Carlson	11,250	(8)	*
Henry A. Macchio	65,000	(10)	*
Richard Conlon	1,500		*
M. Peter Thomas	1,803,558	(11)	1.7%
All executive officers and directors as a group (12 persons)(12)	2,492,996		2.3%

*	Less than one percent.

(1)	Based on information reported in a Schedule 13G filed by Kopp Investment Advisors, LLC, on behalf of Kopp Investment Advisors, LLC, Kopp Holding Company, LLC, Kopp Holding Company and Leroy C. Kopp. Kopp Investment Advisers is an investment adviser registered under the Investment Advisers Act of 1940. It is wholly-owned by Kopp Holding Company, LLC which is controlled by Mr. Kopp through Kopp Holding Company. Of the 6,536,400 shares 5,461,400 are held in a fiduciary or representative capacity. Accordingly, persons other than the listed persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such sales. No person individually has an interest that relates to more than five percent of the Company’s common stock.

(2)	Includes 73,333 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 30, 2005 and 7,560 shares held in trust for minor children.

(3)	Includes 460,474 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 30, 2005.

(4)	Includes 378,942 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 30, 2005.

(5)	Includes 309,426 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 30, 2005.

(6)	Includes 141,971 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 30, 2005.

(7)	Includes 132,971 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 30, 2005.

(8)	All shares are issuable upon exercise of stock options.

(9)	Includes 1,500 shares held in trust for minor children, 1,200 shares held by his spouse and 21,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 30, 2005.

(10)	Includes 50,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 30, 2005 and 15,000 shares held in a trust for the benefit of Mr. Macchio’s family.

(11)	Includes 1,773,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 30, 2005.

(12)	See footnotes (2)-(11). Includes 1,775,890 shares issuable upon exercise of stock options held by executive officers and directors that are exercisable within 60 days of March 30, 2005.
EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
      The following table sets forth summary information concerning compensation paid by or accrued for services rendered to the Company in all capacities during the past three fiscal years to the Company’s Chief Executive Officer and to the four other most highly compensated executive officers who were serving as executive officers at December 31, 2004 and whose total annual salary and bonus exceeded $100,000 (the “Named Executive Officers”).

					Long-Term
		Annual Compensation			Compensation

				Other Annual	Securities	All Other
		Salary	Bonus	Compensation	Underlying Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	(#)	($)(2)

M. Peter Thomas	2004	337,827		—	575,000	1,980
President and Chief	2003	325,681	92,038	—	600,000	1,980
Executive Officer(3)	2002	303,854	—	—	125,000	1,980
Robert B. Hammond	2004	229,706			182,500	1,290
Senior Vice President,	2003	223,565	50,548	—	193,750	1290
Chief Technical Officer	2002	208,394	—	—	57,750	690
Robert L. Johnson	2004	206,611			270,000	690
President, STI Wireless	2003	202,598	40,760	—	266,000	690
Systems, North America	2002	186,267	—	—	66,000	690
Martin S. McDermut	2004	214,363		—	162,500	690
Senior Vice President,	2003	210,962	42,428	—	207,750	690
Chief Financial Officer	2002	194,961	—	—	43,750	690
and Secretary
Henry A. Macchio	2004	100,002	30,000		50,000	—
Vice President,
Sales and Marketing(4)
Richard Conlon	2004	226,314			137,500	1,538
Vice President,	2003	190,493	43,085	—	193,750	690
Sales and Marketing(5)	2002	177,173	—	—	—	690

(1)	Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2)	Term life insurance premiums.

(3)	Mr. Thomas retired on March 15, 2005.

(4)	Mr. Macchio joined the Company in 2004 as Acting Vice President of Product Marketing (a non-executive officer position) and was promoted to Vice President, Sales and Marketing in 2005.

Mr. Macchio was not an executive officer at the end of 2004, but his compensation is voluntarily included in the table for completeness of disclosure.

(5)	Mr. Conlon left the Company in January 2005.

Employment Agreements
      M. Peter Thomas
      M. Peter Thomas, the Company’s former President, Chief Executive Officer and a director, retired in March 2005. The Company had an existing employment agreement with Mr. Thomas which was supplemented with a retirement agreement in March 2005. The Retirement Agreement with Mr. Thomas provides for the following:

•	Mr. Thomas will retire upon completion and filing of the Company’s 2004 Annual Report on Form 10-K;

•	He will receive his cash bonus for services rendered during 2004 in an amount to be determined by the Compensation Committee in the normal course of its work in the awarding of bonuses to the executive officers;

•	His stock options (a) will immediately vest and become fully exercisable and (b) remain exercisable until the earlier of the fifth (5th) anniversary of the retirement date or the normal expiration date of the relevant option;

•	The Company will forgive a $150,000 loan in accordance with the existing terms of the Promissory Note which were in effect prior to the adoption of the Sarbanes-Oxley Act of 2002;

•	He will provide consulting services to the Company for one year following retirement;

•	The Company will pay Mr. Thomas at a rate equal to his current base salary ($350,155 per year) during the one-year consulting term;

•	The Company will also continue health and other benefits for Mr. Thomas and his family during the consulting term;

•	The Company will continue to provide Mr. Thomas with an automobile during the consulting term; and

•	The parties gave mutual releases of any claims.
      Jeffrey A. Quiram
      Jeffrey A. Quiram became President, Chief Executive Officer and a director effective upon the retirement of Mr. Thomas in March 2005. The Company entered into an employment agreement with Mr. Quiram. The Employment Agreement provides for the following:

•	Appointment as President, Chief Executive Officer and a member of the Board of Directors upon the retirement of Mr. Thomas;

•	A base salary of $300,000 per year;

•	A bonus of up to 100% of his base salary based upon achievement of annual performance goals to be developed by the Compensation Committee and Mr. Quiram;

•	A stock option for 1,200,000 shares of stock granted in connection with the signing of the Employment Agreement;

•	A stock option for an additional 1,200,000 shares of stock to be granted after shareholder approval of an increase in the shares authorized for grants under the 2003 Equity Incentive Plan;

•	Accelerated vesting of his stock options in the event of an Involuntary Termination or a Change of Control (both as defined in the Employment Agreement);

•	Payment or reimbursement of travel expenses from his present home in Minnesota, along with a special indemnity payment for any taxes resulting from the payment or reimbursement of such expenses; and

•	Lease of an automobile.
      Henry A. Macchio
      Henry A. Macchio joined the Company in 2004 as Acting Vice President of Product Marketing and was promoted in 2005 to Vice President of Sales and Marketing. In 2004, the Company entered into a marking agreement with Mr. Macchio’s wholly-owned consulting firm, Trilogy Enterprises LLC, to secure his consulting services on product marketing matters. The Company extended the agreement in 2005 in connection with the promotion of Mr. Macchio. The Company pays Trilogy for Mr. Macchio’s services at the rate of $200,000 per year plus an incentive payment of 30% based on the achievement of performance goals. The Company also granted options for 50,000 shares of common stock, and these options were vested in connection with the extension to the marketing agreement.
Change of Control Agreements
      Jeffrey A. Quiram, the Company’s new President and Chief Executive Officer, has a change of control provision in his employment agreement. The employment agreement provides that in the event of a change of control (as defined in his employment agreement), whether or not he is terminated, Mr. Quiram is entitled to (i) payment of two times his annual base salary, (ii) 24 months of benefits coverage, (iii) accelerated vesting of 50% of his options upon the change in control and (iv) accelerated vesting of his remaining options if he does not resign from the Company for six months after the change in control.
      The Company also has “change in control” agreements with all of its vice presidents except Mr. Macchio. The change in control agreements provide severance benefits if there is a qualifying termination of employment. The agreements generally provide that, if the employee’s employment is terminated within thirty-six months of a change in control (as defined in the change in control agreements) by the Company for any reason other than death, “Cause” or “Disability” (as both terms are defined in the change in control agreements) or by the employee for “Good Reason,” then the terminated employee will be entitled to a severance benefits. “Good Reason” generally means that the employee has sustained a material reduction in authority or responsibility, or incurred a reduction greater than 10% in total compensation (other than reductions which apply equally to all executive officers), or been notified that his principal place of work will be relocated by 50 miles or more.
      The severance benefits include salary continuation payments, full accelerated vesting for all outstanding unvested stock options and similar equity securities held by the employee and continuation of health/life insurance benefits. The salary continuation payments shall be made on a monthly basis to the former employee for a specified number of months. The aggregate amount of the salary continuation payments for each individual is a multiple of the employee’s annual salary. The multiplier is 1.5 for Messrs. McDermut, Hammond, and Johnson. Subject to earlier cessation under certain circumstances, the post-termination of employment health/life insurance coverage shall be provided for 18 months for Messrs. McDermut, Hammond, and Johnson. Any payments or distributions made to or for the benefit of the named employees under these change in control agreements will be reduced, if necessary, to an amount that would result in no excise taxes being imposed under Internal Revenue Code section 4999.
Stock Option Plans
      The Company presently has a single plan for the granting of equity incentives to directors, employees and consultants — the 2003 Equity Incentive Plan. The Compensation Committee administers the 2003 Equity Plan, including the granting of awards under the plan. The plan was adopted by the board and approved by the stockholders in 2003. The purpose of the plan is to promote the success, and enhance the value, of the Company by aligning the interests of participants with those of the Company’s shareholders. It also provides participants with an incentive for outstanding performance. The plan authorizes the granting of stock options, restricted stock, stock appreciation rights, performance units and performance shares. Historically, the Company has granted stock options, typically with a 10-year term and a 4-year vesting provision.
      During the year ended December 31, 2004, the Company granted options to purchase a total of 3,126,159 shares of common stock. After deducting 1,114,455 shares for options forfeited, the result was net option grants of 2,011,704. Net option grants during the year represented 1.9% of our total outstanding common shares of 107,711,026 as of December 31, 2004. The following table summarizes the net stock option grants to our employees, directors and executive officers during the last three years:

	Years Ended

	December 31,	December 31,	December 31,
	2004	2003	2002

Net grants (forfeitures) during the period as a % of total outstanding common shares	1.9%	4%	1%
Grants to executive officers during the period as a % of total options granted during the period	45%	56%	56%
Grants to executive officers during the period as a % of total outstanding common shares	1.3%	2%	1%
Cumulative options held by executive officers as a % of total options outstanding	50.6%	45%	39%
Options outstanding and issuable as a % of total outstanding common shares	8.8%	16%	9%
      At December 31, 2004, a total of 1,097,825 options were available for grant under all of our option plans.
      The following table summarizes outstanding stock options that are “in-the-money” and “out-of the-money” as of December 31, 2004. For purposes of this table, in-the-money stock options are those options with an exercise price less than $1.39 per share (the closing price of the common stock on December 31, 2004) and out-of-the-money stock options are stock options with an exercise price greater than or equal to $1.39 per share.

	Exercisable		Unexercisable

		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price

In the money	356,661	1.22	1,925,680	1.24
Out of the money	4,644,528	7.90	2,540,379	8.00

Total options	5,001,189		4,466,059

Option Grants in 2004
      The following table sets forth certain information regarding stock options granted during the year ended December 31, 2004 to each of the Named Executive Officers.

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees	Exercise		Option Term(3)
	Options	in Fiscal	Price	Expiration
Name	Granted(1)	Year(2)	($/Sh)	Date	5%($)	10%($)

M. Peter Thomas	325,000	12%	6.64	2014	1,357,155	3,439,296
M. Peter Thomas	250,000	10%	1.00	2014	157,224	398,436
Robert B. Hammond	85,000	3%	6.64	2014	354,948	899,508
Robert B. Hammond	97,500	4%	1.00	2014	61,317	155,390
Robert L. Johnson	120,000	5%	6.64	2014	501,103	1,269,894
Robert L. Johnson	150,000	6%	1.00	2014	94,334	239,061
Martin S. McDermut	65,000	2%	6.64	2014	271,431	687,859
Martin S. McDermut	97,500	4%	1.00	2014	61,317	155,390
Richard Conlon	100,000	4%	6.64	2014	417,586	1,058,245
Richard Conlon	37,500	1%	1.00	2014	23,584	59,765
Henry A. Macchio	50,000	2%	0.92	2014	28,929	73,312
Total 2004 options	2,629,159

(1)	Each option vests over a four-year period at the rate of 1/4th of the shares subject to the option at the end of the first twelve months and 1/36th of the remaining shares subject to the option at the end of each monthly period thereafter so long as such optionee’s employment with the Company has not terminated.

(2)	Total number of shares subject to options granted to employees in 2004 was 2,629,159, which number includes options granted to employee directors, but excludes options granted to non-employee directors and consultants.

(3)	The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in 2004, assuming that the stock appreciates in value from the date of grant until the end of the option term at the compounded annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company’s estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions, as well as the option holders’ continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises In 2004 and 2004 Year-End Option Values
      The following table sets forth certain information concerning the exercise of stock options during 2004 and the value of unexercised options as of December 31, 2004 for each of the Named Executive Officers.

	Shares
	Acquired	Value
	on	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	Exercise	($)	(#)	(#)	(1)($)	(1)($)

M. Peter Thomas	0	0	608,917.00	1,164,583.00	47,666.32	306,333.68
Robert B. Hammond	0	0	202,527.00	296,914.00	20,854.08	122,145.92
Robert L. Johnson	0	0	313,425.20	426,924.80	31,460.00	187,180.00
Martin S. McDermut	0	0	276,208.57	281,541.43	27,527.76	130,032.24
Richard Conlon	0	0	207,552.00	273,698.00	20,854.08	62,145.92
Henry Macchio	0	0	0	50,000.00	0	46,000.00

(1)	Market value of underlying securities based on the $1.39 closing price of the common stock on December 31, 2004 (the last market trading day in 2004), minus the exercise price.
Equity Compensation Plan Information
      The following table gives information about common stock that may be issued upon the exercise of stock options outstanding as of December 31, 2004 under our current equity compensation plan (the 2003 Equity Incentive Plan) and our old equity compensation plans (the 1992 Stock Option Plan, the Nonstatutory 1992 Directors Option Plan, the 1998 Stock Option Plan and the 1999 Stock Option Plan).

Equity Compensation Plan Information(1)

Number of Securities
Remaining Available
	Number of		for Future Issuance
	Securities to Be		Under Equity
	Issued Upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options	Outstanding Options	Securities Reflected
	and Rights	and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	8,015,944	5.26	1,097,825
Equity compensation plans not approved by security holders(2)	132,521	5.25	-0-
Total	8,148,465	5.26	1,097,825

(1)	The information presented in this table excludes options assumed by the Company in connection with the acquisition of Conductus. As of December 31, 2004, 1,318,783 shares of our common stock were issuable upon the exercise of these assumed options at a weighted average exercise price of $7.14 per share.

(2)	Consists of options that are outstanding under our 1998 Stock Option Plan. Stockholder approval was not required for the 1998 Stock Option Plan pursuant to an exemption under Nasdaq rules in effect at the time of adoption. No further options can be issued under this plan.

(3)	See Proposal 4 which includes an increase in shares issuable under the 2003 Equity Incentive Plan.
Material Features of the 1998 Stock Option Plan
      The Superconductor Technologies 1998 Nonstatutory Stock Option Plan was adopted by the Board of the Company on July 22, l998. The l998 Plan authorized issuance of options to issue up to 250,000 shares of the Company’s common stock. The 1998 Plan has terminated except for the 132,521 of outstanding options already issued thereunder. The l998 Plan is administered by the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance
      Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than ten percent (10%) of the common stock) are required to file with the Securities and Exchange Commission and the Company reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by it, the Company believes that, during the year ended December 31, 2004, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a) except as follows: Mr. Shalvoy was late filing Form 4 reports for six stock option grants, and Mr. Buchanan was late filing a Form 4 report for one stock option grant.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee of the Board of Directors is composed of four non-employee directors — John D. Carlson, Robert P. Caren, Ph.D., Dennis J. Horowitz and Martin A. Kaplan. No interlocking relationship exists between the Company’s Board of Directors and the compensation committee of any other company, and no such interlocking relationship has existed in the past.
COMPENSATION COMMITTEE REPORT
      The Compensation Committee of the Board of Directors of the Company is comprised of four independent, non-employee directors who have no interlocking relationships with the Company or any of its affiliates. As part of their duties, the Compensation Committee reviews compensation levels of the executive officers to insure compensation is in line with performance and industry practices. The goal of the Compensation Committee is to insure the compensation practices of the Company are sufficient to attract and retain the necessary talent.
      The Chief Executive Officer’s compensation is determined based on comparable salaries of chief executive officers in similar technology companies. The Compensation Committee does not limit this comparison to the superconductivity industry, which is relatively small. The Compensation Committee primarily uses the telecommunications and semiconductor manufacturers for comparable measures. These types of companies are targeting similar markets and engaged in similar manufacturing techniques and design challenges. The Compensation Committee targets the 50th percentile for the base salary of the Chief Executive Officer and used as its guideline the Radford Total Compensation Survey for companies reporting less than $50 million in annual revenue.
      The individual performance of the CEO is based on a set of yearly goals including market share, organizational development, product development, fund raising and progress towards positive cash flow. The Compensation Committee establishes these goals early in the year through negotiations with the CEO and the Board.
      For the compensation of the other executive officers, the Compensation Committee meets with the Chief Executive Officer at the beginning of the year to review the yearly objectives of the other executive officers and at year-end to analyze the performance of the executive officers toward meeting or exceeding these objectives. These individual objectives are aligned to the overall company goals, which are the basis of the CEO’s objectives. In determining individual salaries for officers, consideration is given to individual factors, such as personal development, performance and responsibilities within the Company, as well as Radford Survey data as discussed previously.
      The Compensation Committee also administers the Company’s Stock Option Program, which is made available to all employees. In addition to the executive officers, the Compensation Committee also reviews stock option grants to all employees. The overall framework guide on stock options at all salary levels is based on Radford Survey information on all the salary grade levels within the Company. Within this framework, the size of the individual stock option awards is based on the employee’s responsibility within the Company, the employee’s performance and past awards to the employee. The Compensation Committee believes the stock option program is crucial to the retention and motivation of all employees. The Compensation Committee also believes it is essential to insure all employees have a stake in the company.

      The Compensation Committee supervises a subcommittee called the Stock Option Committee. The purpose of the Stock Option Committee is to facilitate the timely granting of stock options in connection with the hiring, promotion and other special situations (e.g. attempts by competitors to hire away valuable employees) of employees below the level of Senior Executive (defined for these purposes as any Vice President or other corporate officer that reports directly to the Chief Executive Officer). The Stock Option Committee previously consisted of Messrs. Caren and Thomas. Mr. Thomas retired in March 2005, and Dr. Caren will retire after the 2005 Annual Meeting. The Board will name successors to the Stock Option Committee after the 2005 Annual Meeting. The Compensation Committee reviews all of the subcommittee’s awards and places limits on the aggregate number of options awarded during specified periods.
      The Compensation Committee also administers the Executive Incentive Compensation Plan, which includes employees down to Vice President level. The Plan is predicated on awarding an incentive payment based on achievement of an individual’s objectives and goals, presuming the Company achieves an acceptable performance for the year as determined by the Board of Directors. The Compensation Committee believes this incentive plan is important to the motivation and retention of senior management by providing additional incentives for executive personnel who influence the profitability of the Company.
$1,000,000 Limit on Tax Deductible Compensation
      Section 162(m), enacted as part of the Omnibus Budget Reconciliation Act of 1993, limits to $1,000,000 the deductibility, for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.
      The Compensation Committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

John F. Carlson (Chairman)
Robert P. Caren, Ph.D.
Dennis J. Horowitz
Martin A. Kaplan
FEES PAID TO INDEPENDENT AUDITORS
      The Audit Committee regularly reviews and determines whether specific non-audit projects or expenditures with our independent auditors, PricewaterhouseCoopers, LLP, potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by PricewaterhouseCoopers. Pre-approval is generally provided by the Audit Committee for up to one year, as detailed as to the particular service or category of services to be rendered, as is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis.

      The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers for the years ended December 31, 2003 and 2004:

	Year Ended December 31,

	2004	2003

Audit Fees(1)	$629,091	$211,247
Audit-related fees(2)	$216,193	$25,750
Tax fees	—	—
All other fees	$3,879	—

Total	$849,163	$236,997

(1)	Included fees for professional services rendered for the audit of the Company’s annual financial statements and review of our annual report on Form 10-K and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of the years ended December 31, 2004 and 2003. Includes $33,050 of fees for professional services rendered in the years ended December 31, 2003 and $97,715 in the year ended December 31, 2004, in connection with SEC registration statements.

(2)	Includes fees for professional services rendered in connection with our evaluation of internal controls.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 90.
      The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with PricewaterhouseCoopers its independence, [including whether their provision of other non-audit services to the Company is compatible with maintaining its independence.
      The Committee discussed with the Company’s independent auditors the overall scope and plans for the respective audits. The Committee meets with the independent auditors, with and without management present to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality of the Company’s reporting.
      Based upon the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last year for filing with the Commission. The Audit Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company’s independent auditors.
      No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Dennis J. Horowitz (Chairman)
Robert P. Caren, Ph.D.
John F. Carlson
John D. Lockton

CERTAIN TRANSACTIONS
      The Company had an outstanding 5-year, interest-free loan of $150,000 to Mr. Thomas, its former Chief Executive Officer, in connection with Mr. Thomas’ compensation during 2001. The loan was secured by shares of the Company’s common stock and options to purchase shares of the Company’s common stock. Mr. Thomas retired effective March 15, 2005 and executed a retirement agreement which provided for continuing payment of salary and benefits. In accordance with the terms of the note (which was in existence prior to the adoption of the Sarbanes-Oxley Act of 2002), the loan was forgiven by the Company when Mr. Thomas retired in March 2005.
      Prior to its acquisition by the Company, Conductus made two loans to Mr. Shalvoy, its then President and Chief Executive Officer, in connection with his compensation during 2002 and 2001. The aggregate outstanding principal balance of both loans is $820,244 plus accrued interest. One loan is due in December 2005, and the other loan is due August 2006. However, the loans become due immediately upon termination of employment. Mr. Shalvoy is currently a director and part-time employee of the Company.
      Mr. Shalvoy had a change in control agreement with our Conductus subsidiary that provides that following a change of control (our purchase of Conductus), he would receive a retention payment equal to 1.5 times his annual salary, if he remained a full-time employee of Conductus through May 2003. In May 2003, Mr. Shalvoy was an employee of Conductus and became entitled to a retention payment of $442,500. The retention payment was paid out ratably until December 2003 when at the election of Mr. Shalvoy the remainder was paid in a lump sum. Pursuant to his change in control agreement, Mr. Shalvoy continues as a part-time employee with annual compensation ranging from $5,000 to $20,000. The Company paid Mr. Shalvoy $5,000 for services as a part-time employee in 2004.
      During 2004, the Company entered into a consulting agreement with Mr. Shalvoy, a director. Under the agreement, the Company may retain his services from time to time as a consultant on strategic planning matters at the rate of $3,000 per day plus reasonable out-of-pocket and travel expenses. As additional consideration, the Company agreed to continue his health benefits and grant him an option to purchase 100,000 shares of common stock. Mr. Shalvoy was not paid for these consulting services in 2004.

STOCK PRICE PERFORMANCE GRAPH
      The graph and table below compare the cumulative total stockholders’ return on the Company’s common stock since December 31, 1999 with the Nasdaq-U.S. Composite Index, Nasdaq Telecommunications Index, and the Hambrecht & Quist Technology Index over the same period (assuming the investment of $100 in the Company’s common stock and in the four other indices, and reinvestment of all dividends). The Hambrecht & Quist Technology Index was discontinued in 2001 and has been replaced with the Nasdaq Telecommunications Index.

	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04

Superconductor Technologies	$100.00	$116.00	$208.00	$30.08	$177.92	$44.48

Nasdaq-U.S. Composite	100.00	157.62	125.03	86.44	129.24	140.64

Nasdaq-Telecommuni	cations	100.00 1	25.62 8	3.59 38	.48 63.	98 68.25

Hambrecht & Quist Technology	100.00	233.77

FORM 10-K
Investor Information
      All reports filed by the Company with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by the Company with the SEC at the SEC’s public reference room located at 450 Fifth St., N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company also provides copies of its Forms 8-K, 10-K, 10-Q, Proxy, Annual Report and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.suptech.com as soon as reasonable practicable after filing such material with the SEC. Requests should be sent to the Company, attention: Martin S. McDermut, Secretary.
      The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

Martin S. McDermut
Senior Vice President, CFO and Secretary
Santa Barbara, California
April      , 2005

ANNEX A
SUPERCONDUCTOR TECHNOLOGIES INC.
AUDIT COMMITTEE CHARTER
Statement of Policy.
      The Audit Committee of the Board of Directors shall assist the directors in fulfilling their oversight responsibilities. The Audit Committee will review the financial reporting process, the system if internal controls, the audit process and the Company’s process for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee will maintain free and open communication between the directors, the independent auditors and the financial management of the Company. The Audit Committee is intended to provide an independent and, as appropriate, confidential forum in which interested parties can freely discus information and concerns.
Organization.
      Independence: The Audit Committee shall be comprised of at least three directors who are independent of the management and the Company. Members of the Audit Committee shall be considered “independent” if they meet the then current standards of the Nasdaq Stock Market, Inc. (NASDAQ), the SEC and Section 10A(m)(3) of the Securities Exchange Act of 1934. An independent director cannot have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Section 10A(m)(3) prohibits any director serving on the Audit Committee from receiving any consulting, advisory or other compensatory fee from the company or any parent or subsidiary of the company, other than compensation for board or board committee service. Section 10A(m)(3) also prohibits any person affiliated with the company or any parent or subsidiary from serving on the Audit Committee. If future SEC or NASD rules require a more limited definition of “independent,” then this charter will be deemed amended when so required to conform with any additional limitations. The Audit Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Audit Committee members shall elect a chairperson by vote of a majority of the Audit Committee.
      Knowledge and Experience: All Audit Committee members will have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Additionally, the Audit Committee shall have at least one member who qualifies as a financial expert under NASD Rule 4350(d)(2)(A)(i). Under that rule, the Audit Committee must have at least one member “who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.” The Audit Committee will also endeavor, wherever practicable, to secure as a member a financial expert that also meets the definition of “audit committee financial expert” adopted by the SEC in Rule 401(h) of Regulation S-K.
      Meetings: The Audit Committee will meet in an executive session at least quarterly, or more frequently as circumstances dictate. In connection with each meeting, the Committee will provide an opportunity for the independent auditors and management to meet separately with the Audit Committee, without members of the other group present.
      Compensation: Audit Committee members may not receive any director or indirect compensation from Superconductor, other than as a director and/or as a member of any committee of the board.
Responsibilities.
      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.
      In carrying out these responsibilities, the Audit Committee will:

•	Obtain the approval of the full Board of Directors of the Charter, and review and reassess this Charter at least annually or as conditions dictate.

•	Hire the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

•	Review and approve all related party transactions.

•	Approve all fees and engagement terms.

•	Have a clear understanding with the independent auditors that the auditors are ultimately accountable to the Audit Committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

•	Pre-approve all audit and non-audit services performed by Superconductor’s auditors, subject to a de-minimis exception for expenditures for non-audit services. The preapproval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes not more than 5% of the total fees paid by Superconductor to its auditors during the fiscal year, (ii) such services were not recognized by the company at the time of engagement to be non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the Audit Committee or by one or more members of the Audit Committee who has been authorized by the Audit Committee to grant such approvals. In reviewing non-audit services, the Audit Committee will consider whether the provision of non-audit services, if any, by the independent auditors is compatible with maintaining the independent auditors independence. The Audit Committee will not approve any of the Prohibited Services listed on Appendix A to the charter, and in making a business judgment about particular non-audit services, the Audit Committee will consider the guidelines contained in Appendix A to the charter. The Audit Committee may delegate to one or more of its members the authority to grant any required preapprovals of audit or non-audit services. The granting of such approval by the designated member(s) shall be reported to the full Audit Committee at its next regularly scheduled meeting.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors’ compensation, and at the conclusion of the audit process, review with the independent auditors their findings.

•	Review with the independent auditors the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•	Review communications received by the Company from regulators and other legal and regulatory matters that may have a material effect on the financial statements or on the Company’s compliance policies.

•	Inquire of management and the independent auditors about significant areas of risk or exposure and assess the steps management has taken to minimize such risks.

•	Review the financial statements contained in the annual report to shareholders and other SEC filings with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgment about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

•	Meet with the independent auditors without members of management present. Among the items to be discussed in these meeting are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

•	Review with financial management any quarterly, annual or other press releases containing historical or forward–looking financial information before the press release is issued to the general public or filed with the SEC. In the case of forward-looking financial information, the Audit Committee may consult with the full board as and when deemed appropriate by the Audit Committee.

•	Report the results of the annual audit to the Board of Directors and, if requested by the Board, invite the independent auditors to attend the full Board of Directors’ meeting to assist in reporting the results of the annual audit or to answer the directors’ questions.

•	On an annual basis, obtain form the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, appropriate action to ensure the continuing independence of the auditors.

•	Submit the minutes of all meeting of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties with the power to retain outside counsel, accountants, or others for this purpose if, in its judgment, that is appropriate.

•	Confirm in writing to the NASD annually or with respect to any changes on the Audit Committee regarding independence, financial capabilities and the annual review and reassessment of the Audit Committee Charter.

•	Disclose on the Company’s Proxy Statement the Audit Committee Charter. The Charter will be including in the Proxy Statement every three years or when significant amendments are made to it.

Procedures for Responding to Concerns.
      Every employee of or consultant to the Company who has, or who hears expressed by another person, any concerns about the manner in which the Company’s financial statements or public reports are prepared, the sufficiency of its internal financial controls, the honesty or competence of its financial management or independent auditors or any other matter within the purview of the Audit Committee is directed and strongly encouraged to report the matter promptly to any member of the Audit Committee.
      The Audit Committee will attempt to keep the name of the person reporting the potential issue confidential to the extent requested by that person and not inconsistent with the best interests of the Company. The Audit Committee will not tolerate retaliation against any person who reports potential issues to the Audit Committee in good faith.
      Any member of the Audit Committee who receives such a complaint or inquiry shall notify the Chair of the Audit Committee, who shall then notify the other members of the Audit Committee. The Audit Committee will then promptly decide on an appropriate methodology to investigate, understand and resolve the potential issue in a timely fashion. To do so, the Audit Committee has the power to retain outside counsel, accountants and other professionals to assist in responding to and investigating any issue. After review and discussion in an executive session and (as the Audit Committee deems necessary) with the full Board of Directors and with outside counsel or other outside advisors, the Audit Committee shall seek to promptly address the concerns and respond privately or publicly, as appropriate, to address the matter. The decision of the Audit Committee in any such matter will be final and binding on the Company without further action of the Board of Directors.
      Approved by the Board of Directors and the Audit Committee as of May 25, 2004.

/s/ Dennis J. Horowitz

Dennis J. Horowitz
Chairman, Audit Committee

/s/ John D. Lockton

John D. Lockton
Chairman of the Board of Directors

APPENDIX A TO AUDIT COMMITTEE CHARTER
      To help maintain internal audit controls, the following non-audit services shall not be performed by Superconductor’s independent auditors (“Prohibited Services”):

•	Bookkeeping or other services related to the Company’s accounting records;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker, dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service the SEC or the NASDAQ determines, by regulations is not permitted.
      Some factors which may be considered by the Audit Committee when deciding whether to approve audit and non-audit services, which are not Prohibited Services, include:

1. Whether the service facilitates the performance of the audit, improves the Company’s financial reporting process, or is otherwise in the interest of the Company and its shareholders.

2. Whether the service is being performed principally for the Audit Committee.

3. The effects of the service, if any, on audit effectiveness or on the quality and timeliness of the Company’s financial reporting process.

4. Whether the service would be performed by specialists who ordinarily also provide recurring audit support.

5. Whether the service would be performed by audit personnel and, if so, whether it will enhance their knowledge of the Company’s business and operations.

6. Whether the role of those performing the service would be inconsistent with the auditor’s role.

7. Whether the audit firm’s personnel would be assuming a management role or creating a mutuality of interest with management.

8. Whether the auditors, in effect, would be auditing their own numbers.

9. Whether the project must be started and completed very quickly.

10. The size of the fee(s) for the non-audit service(s).

ANNEX B
PROPOSED AMENDMENT TO ARTICLE IV OF THE
RESTATED CERTIFICATE OF INCORPORATION OF
SUPERCONDUCTOR TECHNOLOGIES INC.
TO EFFECT A REVERSE STOCK SPLIT
      The following resolutions would amend Article IV of the Restated Certificate of Incorporation of Superconductor Technologies Inc. by adding a new Section 2 (set forth below) effecting a reverse stock split. Section 2 would become effective only upon affirmative action by the Board of Directors on or prior to May 25, 2006, setting a split ratio between one-for-two (1:2) and one-for-ten (1:10). The Board of Directors has the authority to abandon the proposed amendment to the Restated Certificate of Incorporation and not effect the reverse stock split.
      RESOLVED, that Article IV of the Company’s Restated Certificate be amended to add a new Section 2 as follows:

“Section 2. Immediately upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, each [
*] shares of the issued and outstanding shares of Common Stock of this corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock of this corporation (the “Reverse Stock Split”). No scrip or fractional shares will be issued by reason of the Reverse Stock Split. In lieu thereof, cash shall be distributed to each stockholder of the Company who would otherwise have been entitled to receipt of a fractional share and that the amount of cash to be distributed shall be based upon the closing price of a share of Common Stock on the Nasdaq National Market on the effective date of this Certificate of Amendment.”
      RESOLVED FURTHER, that, at any time prior to the effectiveness of the foregoing amendment, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

      * By approving this amendment, Superconductor stockholders will approve the combination of any whole number of shares of Common Stock between and including two and ten (including numbers consisting of whole shares and tenths of shares) into one share. The certificate of amendment filed with the Delaware Secretary of State will include only that number determined by Superconductor’s Board of Directors to be in the best interests of the corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

B-1

ANNEX C
Superconductor Technologies Inc.
2003 Equity Incentive Plan
      Superconductor Technologies Inc. hereby adopts the 2003 Equity Incentive Plan, effective as of March 20, 2003, as follows:
SECTION 1
BACKGROUND, PURPOSE AND DURATION
      1.1     Background and Effective Date. The Plan provides for the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (or SARs), Restricted Stock, Performance Units, and Performance Shares. The Plan is adopted and effective as of March 20, 2003, subject to approval by the stockholders of the Company within twelve (12) months. The Company will seek stockholder approval in the manner and to the degree required under Applicable Laws. Awards may be granted prior to the receipt of stockholder approval, but such grants shall be null and void if such approval is not in fact received within twelve (12) months.
      1.2     Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by aligning the interests of Participants with those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of outstanding individuals, upon whose judgment, interest, and special effort the success of the Company largely is dependent.
      1.3     Duration of the Plan. The Plan shall commence on the date specified in Section 1.1 and subject to SECTION 12 (concerning the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after March 20, 2013.
      1.4     Termination of Old Plans. The Company’s four existing stock option plans (the 1992 Stock Option Plan, the Nonstatutory 1992 Directors Stock Option Plan, the 1998 Stock Option Plan and the 1999 Stock Option Plan) shall terminate effective upon stockholder approval of this Plan, and no further grants of awards shall be made under those plans after the date of such approval. The termination of those plans will not affect the rights of holders of options previously granted and outstanding under those plans.
SECTION 2
DEFINITIONS
      The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
      2.1     “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
      2.2     “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
      2.3     “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.
      2.4     “Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
      2.5     “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.
      2.6     “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.
      2.7     “Board” or “Board of Directors” means the Board of Directors of the Company.
      2.8     “Change in Control” is defined in Section 15.4.
      2.9     “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
      2.10     “Committee” means the committee appointed by the Board to administer the Plan pursuant to Section 3.1.
      2.11     “Company” means Superconductor Technologies Inc., a Delaware corporation, or any successor thereto.
      2.12     “Consultant” means an individual who provides significant services to the Company and/or an Affiliate, including a Director who is not an Employee.
      2.13     “Director” means any individual who is a member of the Board of Directors of the Company.
      2.14     “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3).
      2.15     “Employee” means an employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
      2.16     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.
      2.17     “Fair Market Value” means as of any date, the value of a Share determined as follows:

(a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Share shall be the mean between the high bid and low asked prices for the Shares on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee.
      2.18     “Freestanding SAR” means a SAR that is granted independently of any Option.
      2.19     “Incentive Stock Option” or “ISO” means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
      2.20     “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

      2.21     “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
      2.22     “Option Price” means the price at which a Share may be purchased pursuant to an Option.
      2.23     “Participant” means an Employee, Consultant or Director who has an outstanding Award.
      2.24     “Performance Share” means an Award granted to an Employee pursuant to SECTION 8 having an initial value equal to the Fair Market Value of a Share on the date of grant.
      2.25     “Performance Unit” means an Award granted to an Employee pursuant to SECTION 8 having an initial value (other than the Fair Market Value of a Share) that is established by the Committee at the time of grant.
      2.26     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions.
      2.27     “Plan” means the Superconductor Technologies Inc. 2003 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
      2.28     “Restricted Stock” means an Award granted to a Participant pursuant to SECTION 7.
      2.29     “Retirement” means, in the case of an Employee, a Termination of Employment by reason of the Employee’s retirement at or after age 62.
      2.30     “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
      2.31     “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.
      2.32     “Shares” means the shares of common stock, $0.001 par value, of the Company.
      2.33     “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to the terms of SECTION 7 is designated as an SAR.
      2.34     “Subsidiary” means any “subsidiary corporation” (other than the Company) as defined in Code Section 424(f).
      2.35     “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).
      2.36     “Termination of Employment” means a cessation of the employee-employer or director or other service arrangement relationship between an Employee, Consultant or Director and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment or re-engagement by the Company or an Affiliate.
SECTION 3
ADMINISTRATION
      3.1     The Committee. The Plan shall be administered by a committee of the Board that meets the requirements of this Section 3.1 (hereinafter referred to as “the Committee”). The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are both “outside directors” under Rule 16b-3 and “independent directors” under the requirements of any national securities exchange or system upon which the Shares are then listed and/or traded.
      3.2     Authority of the Committee. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which Employees, Consultants and Directors shall be granted Awards, (b) to prescribe the terms and conditions of such Awards, (c) to interpret the Plan and the Awards, (d) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) to interpret, amend or revoke any such rules.
      The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers with respect to Section 16 Persons.
      3.3     Decisions Binding. All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
SECTION 4
SHARES SUBJECT TO THE PLAN
      4.1     Shares Available.

4.1.1 Maximum Shares Available under Plan. The aggregate number of Shares available for issuance under the Plan may not exceed twelve million (12,000,000) Shares. Such shares may be authorized but unissued shares or treasury shares.

4.1.2 Limitation on Restricted Stock, Performance Units and Performance Shares. The aggregate number of Shares available for issuance pursuant to Awards of Restricted Stock, Performance Units and Performance Shares may not exceed three million six hundred thousand (3,600,000) Shares.

4.1.3 Limitation on Incentive Stock Options and Stock Appreciation Rights. No Participant may receive Options and SARs for more than one million two hundred thousand (1,200,000) Shares in the aggregate in any single calendar year; provided, however, that a Participant may receive Options and SARs for up two million four hundred thousand (2,400,000) Shares in the Participant’s initial year of service to the Company.

4.1.4 General Award Limitation. No Participant may receive Awards under the Plan, the value of which Awards is based solely on an increase in the value of Shares after the date of grant of such Awards, for more than one million two hundred thousand (1,200,000) Shares in the aggregate in any single calendar year; provided, however, that a Participant may receive Options and SARs for up two million four hundred thousand (2,400,000) Shares in the Participant’s initial year of service to the Company. The foregoing annual limitation specifically includes the grant of any Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

4.1.5 Adjustments. All Share numbers in this Section 4.1 are subject to adjustment as provided in SECTION 15.
      4.2     Number of Shares. The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs); provided, however, that, upon the exercise of such Tandem SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Tandem SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option; provided, however, that, upon the exercise of such Affiliated SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Affiliated SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted; provided, however, that, upon the exercise of such Freestanding SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Freestanding SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(f) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

(g) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having a Fair Market Value equal to the cash settlement of the Award.
      4.3     Lapsed Awards. If an Award is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.
SECTION 5
STOCK OPTIONS
      5.1     Grant of Options. Options may be granted to Employees, Consultants and Directors at any time and from time to time, as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.
      5.2     Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
      5.3     Option Price. Subject to the provisions of this Section 5.3, the Option Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted; provided, however, that if at the time that the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code

(e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Consultants or Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion, may determine that such substitute Options shall have an exercise price less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

      5.4     Expiration of Options. Unless the applicable stock option agreement provides otherwise, each Option shall terminate upon the first to occur of the events listed in Section 5.4.1, subject to Section 5.4.2.

5.4.1 Expiration Dates.

(a) The date for termination of the Option set forth in the Award Agreement;

(b) The expiration of ten years from the date the Option was granted, or

(c) The expiration of three months from the date of the Participant’s Termination of Employment for a reason other than the Participant’s death, Disability or Retirement, or

(d) The expiration of twelve months from the date of the Participant’s Termination of Employment by reason of Disability, or

(e) The expiration of twelve months from the date of the Participant’s death, if such death occurs while the Participant is in the employ or service of the Company or an Affiliate.

5.4.2 Committee Discretion. The Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted, the Committee, in its sole discretion may extend the maximum term of such Option. The foregoing discretionary authority is subject to the limitations and restrictions on Incentive Stock Options set forth in Section 5.8.
      5.5     Exercise of Options. Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.
      5.6     Payment. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(a) cash;

(b) check;

(c) promissory note;

(d) other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(e) consideration received by the Company from a licensed broker under a cashless exercise program implemented by the Company to facilitate “same day” exercises and sales of Options;

(f) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(g) any combination of the foregoing methods of payment; or

(h) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

      5.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions related to Federal securities laws, the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and/or any blue sky or state securities laws.
      5.8     Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Employment. No Incentive Stock Option may be exercised more than three months after the Participant’s termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement and/or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant’s termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement and/or the Committee permit later exercise.

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are Employees of the Company and/or a Subsidiary at the time of grant.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of 10 years from the date such Option was granted; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of 5 years from the date that it was granted.
      5.9     Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as provided under SECTION 9. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
SECTION 6
STOCK APPRECIATION RIGHTS
      6.1     Grant of SARs. An SAR may be granted to an Employee, Consultant or Director at any time and from time to time as determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant. The grant price of Tandem or Affiliated SARs shall equal the Option Price of the related Option.
      6.2     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

6.2.1 ISOs. Notwithstanding any contrary provision of the Plan, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised;

and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

      6.3     Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.
      6.4     Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.
      6.5     SAR Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
      6.6     Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 (pertaining to Options) also shall apply to SARs.
      6.7     Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; times

(b) The number of Shares with respect to which the SAR is exercised.
      At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
      6.8     Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under SECTION 9. An SAR granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant.
SECTION 7
RESTRICTED STOCK
      7.1     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Consultants or Directors in such amounts as the Committee, in its sole discretion, shall determine.
      7.2     Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
      7.3     Transferability. Except as provided in this SECTION 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.
      7.4     Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing

Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Superconductor Technologies Inc. 2003 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Superconductor Technologies Inc.”
      7.5     Removal of Restrictions. Except as otherwise provided in this SECTION 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.
      7.6     Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.
      7.7     Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
      7.8     Return of Restricted Stock to Company. Subject to the applicable Award Agreement and Section 7.5, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.3, again shall become available for grant under the Plan.
      7.9     Repurchase Option. Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase option shall lapse at a rate determined by the Committee.
SECTION 8
PERFORMANCE UNITS AND PERFORMANCE SHARES
      8.1     Grant of Performance Units/ Shares. Performance Units and Performance Shares may be granted to Employees, Consultants or Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
      8.2     Value of Performance Units/ Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/ Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called the “Performance Period”.
      8.3     Earning of Performance Units/ Shares. After the applicable Performance Period has ended, the holder of Performance Units/ Shares shall be entitled to receive a payout of the number of Performance Units/ Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. After the grant of a Performance Unit/ Share, the Committee, in its sole discretion, may adjust and/or waive the achievement of any performance goals for such Performance Unit/ Share.
      8.4     Form and Timing of Payment of Performance Units/ Shares. Payment of earned Performance Units/ Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/ Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/ Shares at the close of the applicable Performance Period) or in a combination thereof.
      8.5     Cancellation of Performance Units/ Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/ Shares shall be forfeited by the Participant to the Company, and subject to Section 4.3, the Shares subject thereto shall again be available for grant under the Plan.
      8.6     Nontransferability. Performance Units/ Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under SECTION 9. A Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
SECTION 9
BENEFICIARY DESIGNATION
      If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any unpaid vested Award shall be paid in event of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the Committee or executor of the Participant’s estate.
SECTION 10
DEFERRALS
      The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.
SECTION 11
RIGHTS OF EMPLOYEES AND CONSULTANTS
      11.1     No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause.
      11.2     Participation. No Employee, Consultant or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
SECTION 12
AMENDMENT, SUSPENSION, OR TERMINATION
      The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason. However, as required by Applicable Laws, no alteration or amendment shall be effective without further stockholder approval. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension nor after termination of the Plan.
SECTION 13
TAX WITHHOLDING
      13.1     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required to be withheld with respect to such Award.
      13.2     Shares Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy the minimum statutory tax withholding obligation, in whole or in part, by delivering to the Company Shares already owned for more than six (6) months having a value equal to the amount required to be withheld. The value of the Shares to be delivered will be based on their Fair Market Value on the date of delivery.
SECTION 14
INDEMNIFICATION
      Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
SECTION 15
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION,
MERGER OR ASSET SALE
      15.1     Changes in Capitalization; No Award Repricing. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. Further, except for the adjustments provided herein, no Award may be amended to reduce its initial exercise price, and no Award may be cancelled and replaced with an Award with a lower price.
      15.2     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
      15.3     Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.
      15.4     Change in Control. In the event of a Change of Control (as defined below), except as otherwise determined by the Board, the Participant shall fully vest in and have the right to exercise the Awards as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable as the result of a Change of Control, the Committee shall notify the Participant in writing or electronically prior to the Change of Control that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For purposes of this Agreement, a “Change of Control” means the happening of any of the following events:

(a) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(c) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

SECTION 16
CONDITIONS UPON ISSUANCE OF SHARES
      16.1     Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      16.2     Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
SECTION 17
INABILITY TO OBTAIN AUTHORITY
      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
SECTION 18
RESERVATION OF SHARES
      The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
SECTION 19
LEGAL CONSTRUCTION
      19.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
      19.2     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
      19.3     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Laws.

      19.4     Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
      19.5     Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
      19.6     Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SUPERCONDUCTOR TECHNOLOGIES INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2005

     The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April ___, 2005, and hereby appoints Martin S. McDermut proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Superconductor Technologies Inc. to be held on May 25, 2005 at 11:00 a.m., local time, at the offices of Superconductor Technologies Inc, located at 460 Ward Drive, Santa Barbara, California and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE]	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	[SEE REVERSE SIDE]

[BACK OF PROXY]

DETACH HERE

☑	Please mark votes as in this example

1.     TO ELECT TWO CLASS 1 DIRECTORS.

Nominees: Jeffrey A. Quiram and Charles E. Shalvoy

☐ FOR ALL NOMINEES (except listed to the contrary below)	☐ WITHHELD FROM ALL NOMINEES	☐ EXCEPTIONS

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided above.)

2. TO APPROVE AN INCREASE IN THE SHARES OF THE COMPANY’S AUTHORIZED COMMON STOCK FROM ONE HUNDRED TWENTY-FIVE MILLION (125,000,000) SHARES TO TWO HUNDRED FIFTY MILLION (250,000,000) SHARES.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. TO APPROVE A REVERSE SPLIT RANGING FROM ONE-FOR-TWO TO ONE-FOR-TEN.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. TO APPROVE AMENDMENTS TO THE COMPANY’S 2003 EQUITY INCENTIVE PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

As to any other matters that may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:

Signature:	Date:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE INCREASE IN AUTHORIZED SHARES, FOR THE REVERSE SPLIT, FOR THE AMENDMENTS TO THE 2003 EQUITY INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2005, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.